UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) August 14, 2006

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, with zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 14, 2006, Foundry Networks, Inc. (the “Company”) received a Nasdaq Staff Determination letter indicating that the Company is not currently in compliance with Nasdaq’s listing requirements as set forth in Marketplace Rule 4310(c)(14) due to the delayed filing of the Company’s Form 10-Q for the quarter ended June 30, 2006. The Company will initiate the appeal process by requesting a hearing before the Nasdaq Listing Qualifications Panel in response to the letter. Pending a decision by the panel, Foundry shares will remain listed on the Nasdaq Stock Market. The Company issued a press release on August 17, 2006, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Press Release of Foundry Networks, Inc. dated August 17, 2006, entitled “Foundry Networks Receives Staff Determination Letter from Nasdaq.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: August 17, 2006	By:	/s/ TIMOTHY D. HEFFNER
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX
     99.1 Press Release of Foundry Networks, Inc. dated August 17, 2006, entitled “Foundry Networks Receives Staff Determination Letter from Nasdaq.”